CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



We consent to the incorporation by reference in (a) Amendment No. 3 to the Registration Statement (Form S-3, No. 33-56610) pertaining to shares of common stock of AirSensors, Inc. and in the related Prospectus, (b) Amendment No. 1 to the Registration Statement (Form S-8, No. 33-38649) pertaining to the 1989 Incentive Stock Option Plan of AirSensors, Inc. and in the related Prospectus, (c) the Registration Statement (Form S-8, No. 33-72008) pertaining to the 1991 Executive Stock Option Plan of AirSensors, Inc. and in the related Prospectus, (d) the Registration Statement (Form S-3, No. 33-37035) pertaining to the 1996 Incentive Stock Option Plan of AirSensors, Inc., and (e) the Registration Statement (Form S-8, No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan, of our report dated June 21,1996, with respect to the financial statements of the Gas Division of Ateco Automotive Pty. Ltd. included in this Form 8-K/A.







                                                   /s/ Ernst & Young
Melbourne, Australia
September 12, 1996